090003

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20150217550-78
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/12/2015 3:42 PM
	Entity Number C4643-1990

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Cryoport, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

250,000,000 shares of common stock, par value $0.001; 2,500,000 shares of preferred stock, par value $0.001, of which 800,000 are designated as Class A Preferred Stock and ... (continuation attached)

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

20,833,333 shares of common stock, par value $0.001; 2,500,000 shares of preferred stock, par value $0.001, of which 800,000 are designated as Class A Preferred Stock and ... (continuation attached)

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue one (1) share of common stock for every twelve (12) shares of common stock issued and outstanding immediately prior to the effective date of the reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

The corporation will not issue any fractional shares resulting from the reverse stock split, and, instead, any fractional shares resulting from the reverse stock split shall be rounded to the next whole share.

7. Effective date and time of filing: (optional) Date: 5/19/15 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Financial Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

(continuation from Certificate of Change Pursuant to NRS 78.209)

3. 585,000 are designated as Class B Preferred Stock.

4. 585,000 are designated as Class B Preferred Stock.